Exhibit 10.3

WARRANT AGREEMENT

THIS WARRANT AGREEMENT, dated June 11, 2010 (this “Warrant Agreement”), is entered into by COMVERGE, INC., a Delaware corporation (“Comverge”); and PROJECTS INTERNATIONAL, INC., a District of Columbia corporation (“PI”).

BACKGROUND

Comverge and PI have determined that they would benefit from a strategic alliance arrangement between their respective organizations under which the Parties will identify and jointly pursue opportunities for demand response, smartgrid and energy efficiency projects in certain countries.  To that end, the Parties have entered into a Joint Venture Master Agreement, dated as of the date hereof (the “Master Agreement”).   The Parties have agreed that Comverge will issue to PI or its designated Affiliate warrants to purchase Common Stock of Comverge from time to time, on the terms and conditions set forth in this Warrant Agreement, based upon PI’s successful performance of its obligations under the Master Agreement.

Defined terms used in this Warrant Agreement have the meaning specified in Exhibit A (Defined Terms) to the Master Agreement (unless otherwise defined in this Warrant Agreement).

1. Purpose.  If PI achieves the performance objectives set forth in this Warrant Agreement, then Comverge will issue to PI (or its designated Affiliate) warrants to purchase shares of Comverge common stock, at the times and for the number of shares specified in this Warrant Agreement.  Such warrants will be in the form attached as Exhibit A to this Warrant Agreement and will be subject to the terms and conditions set forth in this Warrant Agreement and in the form of warrant attached as Exhibit A to this Warrant Agreement.

Warrants will be issued to PI or its designated Affiliate in tranches, for successfully securing Eligible Contracts in the Territory pursuant to the Master Agreement, according to formula specified in Section 6 of this Warrant Agreement.  Each Warrant would entitle the holder to purchase shares of Comverge common stock during the term of the Warrant, subject to the terms and conditions of this Warrant Agreement and the Warrant.  For purposes of this Warrant Agreement, an “Eligible Contract” means a binding Customer Contract for a Project in the Territory which (i) has been approved by Comverge (which approval will not be unreasonably withheld or delayed), (ii) has received all required Governmental Authority and regulatory approvals, and (iii) is not subject to any conditions to its effectiveness.

2. Shares of Comverge Stock Subject to Warrants.  Comverge will issue Warrants to purchase up to a maximum aggregate of 1,200,000 shares of Comverge common stock, recalculated for any stock split(s) occurring after the Effective Date of the Master Agreement.

3. Warrant Exercise Price.  The exercise price under each Warrant shall be equal to $16.24.

4. Warrant Tranches.  Warrants will be earned and issued in increments of 120,000 shares upon the attainment of the appropriate threshold, as described in Section 6 of this Warrant Agreement.

5. Minimum Performance Metric.  Warrants will be earned by PI if PI is successful during the first three (3) years of the Master Agreement in securing a Qualifying Contract resulting in a minimum of 100 Megawatts of delivered load reduction over the term of the Qualifying Contract (the “Minimum Performance Metric”).

6. Formula For Awarding Additional Warrants Above the Minimum Performance Metric.  Pursuant to the table below, Warrants will be earned by PI if PI is successful in securing Qualifying Contracts in increments of 120,000 shares for every 100 Megawatts of delivered load reduction contracts, in aggregate, above the Minimum Performance Metric.  Warrants are earned at the rate of 1,200 shares for every one (1) Megawatt of delivered load reduction in Qualifying Contracts, in aggregate, above the Minimum Performance Metric.  Warrants earned hereunder will be fully vested when issued.

Warrant Tranche	Shares Earned	Cumulative Performance Metric Attained Aggregate Megawatts of Project Contracts
	0	< 100
1	120,000	100
2	120,000	200
3	120,000	300
4	120,000	400
5	120,000	500
6	120,000	600
7	120,000	700
8	120,000	800
9	120,000	900
10	120,000	1000
Total	1,200,000	1000

7. Warrant Vesting.  Warrants will be earned and issued each time that a new threshold has been reached on a cumulative basis.  For example, assume that PI has previously delivered Qualifying Contracts with a cumulative 425 Megawatts of delivered load reduction.  At that point, PI would have been issued Warrants for an aggregate of 480,000 shares of Common Stock (Tranche 4).  If PI then delivers a new Qualifying Contract with 150 Megawatts of delivered load reduction (for a cumulative total of 575 Megawatts), Comverge would issue an additional Warrant for 120,000 shares.  Qualifying Contracts must be entered into on or before the fifth (5th) anniversary of the Effective Date of the Master Agreement in order to qualify under this Warrant Agreement.  Warrants earned hereunder will be fully vested when issued.

8. Warrant Term.  Warrants will be exercisable for up to five (5) years from the Effective Date of the Master Agreement.

9. Transferability.  Warrants will be non-transferable except to PI’s designated Affiliate.

10. Partial Warrant Issuance. While the Warrants are issued in tranches of 120,000 shares, on two (2) occasions over the five (5) year term, PI may request a partial issuance of Warrants for pro-rata Warrants earned above one Warrant tranche, but below the next Warrant tranche.  In the example in Section 7 above, PI could request that Comverge issue a Warrant for 75 Megawatts (the excess above the prior tranche of 500 Megawatts).  If so requested, Comverge would issue a Warrant for 90,000 shares (1,200 shares x 75 Megawatts).  Such partial issuance of Warrants will automatically reduce the next earned Warrant tranche of 120,000 shares.  Further, at the end of the five (5) year Warrant vesting term, Comverge will issue Warrants for any partial tranche earned at the end of the Warrant vesting term, at the rate of 1,200 shares per Megawatt of Qualifying Contracts.

11. No Registration Rights. The Warrants, and any shares acquired upon exercise of Warrants, will be issued pursuant to appropriate federal and state securities laws exemptions, and Comverge will have no obligation to register the Warrants or any shares acquired upon exercise of the Warrants.

12. Termination.  The obligation to issue Warrants will terminate upon the fifth anniversary of the Effective Date of the Master Agreement or such earlier date specified in the Master Agreement.

13. Exercise of Option Rights.

(a) If Comverge exercises its rights under Section 12 of the Master Agreement, then the obligation of Comverge to issue any additional Warrants under this Warrant Agreement will terminate.

(b) If either Party exercises its option rights under Section 13 of the Master Agreement, then the obligation of Comverge to issue any additional Warrants under this Warrant Agreement will terminate.

14. Notices.  All notices, certificates, acknowledgements, reports, and other communications to a Party under this Warrant Agreement must be in writing and will be deemed duly delivered upon receipt at the address for such party as follows, or to such other address as such party may, by written notice provided in accordance with this Section designate to the other.

A.           Comverge, Inc.
5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  Chief Financial Officer

with a copy to :

5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  General Counsel

and

King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Attention: William G. Roche

B.           Projects International, Inc.
888 17th Street NW
Suite 1250
Washington, D.C. 20006
Attention: Chief Financial Officer

15. Assignment.  This Warrant Agreement may not be assigned or otherwise transferred by PI in whole or in part, without the express prior written consent of Comverge.

16. Amendment and Waiver.  This Warrant Agreement may not be amended or modified, nor will any waiver of any right under this Warrant Agreement be effective, unless set forth in a document executed by duly authorized representative(s) of all Parties.  The waiver of any breach of any term, covenant, or condition in this Warrant Agreement will not be deemed to be a waiver of such term, covenant, or condition for any subsequent breach of the same.

17. Entire Agreement.  This Warrant Agreement, the Warrants issued in the form attached as Exhibit A to this Warrant Agreement, together with the Master Agreement and its exhibits, contain all of the agreements, representations, and understandings of the Parties and supersede and replaces any and all previous understandings, commitments, or agreements, oral or written, related to the subject matter hereof and thereof.

18. Governing Law.  This Warrant Agreement and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflict-of-law principles.

19. Consent to Jurisdiction.  Each party hereby irrevocably agrees that any legal dispute with respect to this warrant agreement shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that they any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a legal dispute that is filed in accordance with this section is pending before a court, all actions, suits or proceedings with respect to such legal dispute or any other legal dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each party hereby waives, and shall not assert as a defense in any legal dispute, that (a) such party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this section following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

20. Costs and Expenses.  Each Party will bear all costs and expenses incurred in connection with the preparation, negotiation and execution of this Warrant Agreement and the issuance and exercise of the Warrants.

[Remainder of page left intentionally blank.  Signature Page follows.]

IN WITNESS WHEREOF, the Parties have executed this Warrant Agreement the day and the year of the latest date specified below:

COMVERGE, INC.

By:           /s/ Michael Picchi
Name:  Michael Picchi
Title:    EVP-CFO

Date:    June 11, 2010

PROJECTS INTERNATIONAL, INC.

By:           /s/ Peter Young
Name:  Peter Young
Title:    President

Date:    6/11/2010

EXHIBIT A
FORM OF WARRANT

[Attached]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

COMVERGE, INC.

Warrant To Purchase Common Stock

Warrant No.: ____
Number of Shares of Common Stock:  _______
Date of Issuance:  _______

COMVERGE, INC., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PROJECTS INTERNATIONAL, INC., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York Time, on the Expiration Date, ___________ fully paid and nonassessable shares of the Company’s Common Stock, free from all liens and charges with respect to the issuance thereof.  Capitalized terms used in this Warrant have the meanings set forth in Section 16.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise.  Subject to the terms and conditions of this Warrant, this Warrant may be exercised by the Holder on any day on or after the Issuance Date and prior to the Expiration Date, in whole or in part, by delivery of a written notice, in the form attached as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds, or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s Transfer Agent.  On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents, the Company shall (X) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise, and at the Company’s expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price.  For purposes of this Warrant, “Exercise Price” means $____, subject to adjustment as provided in Section 2.

(c) Cashless Exercise.  The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d) Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(e) Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  As soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred and eighty (180) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Company’s board of directors to recommend to the stockholders that they approve such proposal.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.   If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced, and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect immediately prior to such combination will be proportionately increased, and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company distributes to all holders of Common Stock  assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or share dividends or distributions resulting in an adjustment under Section 2), then the Exercise Price to be in effect after such distribution shall be determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Weighted Average Price per share of Common Stock immediately prior to such distribution, less the fair market value (as determined by the Company’s Board of Directors in good faith) of the assets so distributed, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Weighted Average Price per share of Common Stock immediately prior to such distribution.  Such adjustment shall be made successively whenever such a distribution is made.

4. FUNDAMENTAL TRANSACTIONS.  If the Company enters into, is a party to, or is subject to a Fundamental Transaction, then the Company will provide written notice of such Fundamental Transaction at least ten (10) Business Days prior to the consummation of such Fundamental Transaction.  The Holder must exercise any unexercised portion of this Warrant at least two (2) Business Days prior to the consummation of the Fundamental Transaction.  Notwithstanding any other provisions of this Warrant, this Warrant will expire upon the consummation of a Fundamental Transaction, to the extent not duly exercised in accordance with the preceding sentence and the provisions of Section 1(a) of this Warrant.

5. NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which Holder is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will (subject to Section 15) issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be issued.

(d) Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and be subject to the same terms and conditions as this Warrant.

8. SHARE LEGEND.  The share certificates for the Warrant Shares issued upon exercise of this Warrant will bear the following legend:

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

9. NOTICES.  Whenever notice is required or permitted to be given under this Warrant, such notice must be in writing and must given or delivered by one of the following methods of delivery: (i) personal delivery, (ii) Registered or Certified Mail (in each case, return receipt requested and postage prepaid), or (iii) by nationally recognized overnight courier, with all fees prepaid.

In the case of notice to the Company, such notice must be delivered to the following address:

Comverge, Inc.
5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  Chief Financial Officer

with a copy to:

5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  General Counsel

and

King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Attention: William G. Roche

In the case of notice to the Holder, such notice must be delivered to the following address:

Projects International, Inc.
888 17th Street NW
Suite 1250
Washington, D.C. 20006
Attention: Chief Financial Officer

The Company will provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the shares of Common Stock.

Notice delivered in accordance with this Section will be effective upon receipt.

10. AMENDMENT AND WAIVER.  The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company and Holder have agreed in writing to such amendment, act or omission.

11. GOVERNING LAW AND FORUM.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware.  The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware with respect to the interpretation of this Warrant or for the purposes of any action arising out of or related to this Warrant.

12. CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.  As used in this Warrant, “including” means in each instance, “including, without limitation.”

13. DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days, submit via facsimile the disputed determination or calculation of the Exercise Price or the Warrant Shares to an independent, reputable investment bank selected by the Company and approved by the Holder.  The Company shall cause at its expense the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14. REMEDIES, OTHER OBLIGATIONS.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

15. TRANSFER.                      This Warrant may not be offered for sale, sold, transferred or assigned without the prior written consent of the Company, except that Holder may transfer all or part of this Warrant to an Affiliate of Projects International, LLC without the prior consent of the Company.  This Warrant is a “restricted security” as such term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless transferred pursuant to an exemption from registration or qualification under applicable state and federal securities laws.

16. CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms have the following meanings:

(a) “Affiliate” means, as to any Person, a Person that controls, is controlled by, or is under common control with such Person.  For this purpose, “control” means the ownership, directly or indirectly, of more than 50% of the voting securities of a Person.

(b) “Aggregate Exercise Price” has the meaning specified in Section 1(a).

(c) “Authorized Share Failure” has the meaning specified in Section 1(e).

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Cashless Exercise” has the meaning specified in Section 1(c).

(g) “Common Stock” means (i) the Company’s Common Stock, $0.001 par value, and (ii) any share capital into which such Common Stock has been changed or any share capital resulting from a reclassification of such Common Stock.

(h) “Company” means Comverge, Inc., a Delaware corporation.

(i) “DTC” means The Depository Trust Company.

(j) “Exercise Delivery Documents” has the meaning specified in Section 1(a).

(k) “Exercise Notice” has the meaning specified in Section 1(a).

(l) “Exercise Price” has the meaning specified in Section 1(b).

(m) “Expiration Date” means ________________, 2015 [i.e., the date sixty (60) months after the date on which the Joint Venture Master Agreement is executed] or, if such date falls on a day other than a Trading Day, the next Trading Day.

(n) “Fundamental Transaction” means that the Company, directly or indirectly, in one or more related transactions, (i) consolidates or merges with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company to another Person, or (iii) allows another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummates a stock purchase agreement or other business combination (including a reorganization or recapitalization) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganizes, recapitalizes or reclassifies its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding shares of Common Stock.

(o) “Holder” means Projects International, Inc. or its permitted assigns.

(p) “Issuance Date” means __________. [i.e., the date on which the Warrant is issued in accordance with the terms of the Warrant Agreement.]

(q) “Net Number” has the meaning specified in Section 1(c).

(r) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s) “Principal Market” means The NASDAQ Global Market.

(t) “Required Reserve Amount” has the meaning specified in Section 1(e).

(u) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” will not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

(v) “Transfer Agent” means the Company’s stock transfer agent.

(w) “Warrant” means this Warrant to Purchase Common Stock and any Warrant issued in exchange, transfer or replacement thereof in accordance with Section 7.

(x) “Warrant Shares” means the shares of Common Stock for which this Warrant may be exercised in accordance with the terms hereof.

(y) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date will be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of the such security, then such dispute will be resolved pursuant to Section 13, with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations will be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

COMVERGE, INC.

By:
      Name:
      Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

COMVERGE, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Comverge, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________	Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________	Warrant Shares.

2.  Payment of Exercise Price.  If the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _______________ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

COMVERGE, INC.

By:
      Name:
      Title: